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                                                                   EXHIBIT 10.21

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), is made and entered into as of the 3rd day of November, 2004, by and between Allen & O'Hara, Inc., a Tennessee corporation (the "Assignor"), Education Realty Operating Partnership, LP, a Delaware limited partnership, (the "Assignee"), and Morgan Keegan & Company, Inc. ("Morgan Keegan," and together with the Assignor and the Assignee, the "Parties"), which joins this Agreement to provide its consent.

         WHEREAS, the Assignor and Morgan Keegan have entered into a letter agreement dated as of March 18, 2004 (the "Letter Agreement"), pursuant to which Morgan Keegan acts as the Assignor's exclusive financial advisor with respect to a possible acquisition by the Assignor; and

         WHEREAS, the Assignor desires to assign its interests and obligations under the Letter Agreement to the Assignee, and the Assignee desires to assume the Assignor's interests and obligations under the Letter Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Letter Agreement.

         2. Assignment. The Assignor hereby assigns to Assignee all of its rights, title and interest in, to and under the Letter Agreement effective as of the date hereof (the "Effective Date").

         3. Assumed Liabilities. The Assignee hereby assumes the responsibilities, duties, obligations and liabilities under and with respect to the Letter Agreement as of the Effective Date.

         4. Indemnification. Assignee agrees to pay, perform and discharge when due, and to indemnify and defend the Assignor and its affiliates and hold the Assignor and its affiliates harmless from and against all losses, claims, damages, liabilities or expenses arising after the Effective Date as a result of Assignee's acts or omissions. The Assignor agrees to indemnify and defend the Assignee and its affiliates and hold the Assignee and its affiliates harmless from and against all losses, claims, damages, liabilities or expenses arising prior to the Effective Date as a result of Assignor's acts or omissions.

         5. Terms of the Letter Agreement. Except as expressly provided herein, nothing in this Agreement shall operate or be construed to modify, waive, limit, expand or release any of the express provisions of the Letter Agreement nor shall it be deemed to create any additional rights or obligations of the Parties hereto. In the event of any conflict between the terms and conditions of this Agreement and the Letter Agreement, the terms and conditions of this Agreement will control.

         6. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.



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         7. Governing Law. This Agreement, and its validity, interpretation and effect, shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to principles of conflicts of law.

         8. Waivers and Amendments. No waiver and no modification of any provision of this Agreement is effective unless made in writing and duly signed by the Parties.

         9. No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party, nor give any third persons any right of subrogation or action against any Party.

         10. Captions. The captions of the various Sections of this Agreement are included only for convenience of reference and do not modify, explain, enlarge or restrict or in any way affect the construction or interpretation of any of the provisions of this Agreement.

         11. Further Assurances. Each Party hereto covenants and agrees, at its own expense, to take such further action and execute and deliver such further instruments of conveyance and transfer and of assumption as may be reasonably requested by the other Party to carry out the provisions and purpose of this Agreement.





                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.


                           ALLEN & O'HARA, INC.



                           By:  /s/ Paul O. Bower
                               -------------------------------------------------
                               Paul O. Bower
                               President and Chief Executive Officer


                           EDUCATION REALTY OPERATING PARTNERSHIP, LP

                           By:  Education Realty OP GP, Inc., a Delaware
                                 corporation, its general partner


                                    By:  /s/ Paul O. Bower
                                        ----------------------------------------
                                        Paul O. Bower
                                        President and Chief Executive Officer

                           MORGAN KEEGAN & COMPANY, INC.

                           By:  /s/ Scott Garfunkel
                               -------------------------------------------------
                               Name:  Scott Garfunkel
                               Title: Managing Director









              Signature Page to Assignment and Assumption Agreement



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